EXHIBIT 3.1(a)



                            CERTIFICATE OF FORMATION

                                       OF

                    BEAR STEARNS ASSET BACKED SECURITIES LLC

          This Certificate of Formation of Bear Stearns Asset Backed Securities I LLC (the "LLC"), dated as of January 23, 2004, is being duly executed and filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

          FIRST. The name of the limited liability company formed hereby is Bear Stearns Asset Backed Securities I LLC.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                        /s/ James G. Leyden, Jr.
                                        ---------------------------
                                        Name:  James G. Leyden, Jr.
                                        Authorized Person